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                                                                      Exhibit 11

              HIGHWAYMASTER COMMUNICATIONS, INC. AND SUBSIDIARY
            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
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                                                               Three months ended September 30,   Nine months ended September 30,
                                                               --------------------------------   -------------------------------
                                                                      1996           1995              1996            1995
                                                                  -----------    -----------       -----------     -----------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS
  Loss before accretion and extraordinary item                    $(7,463,000)   $(5,268,000)     $(20,730,000)   $(19,297,000)
  Accretion of Series B preferred stock                              (610,000)      (494,000)       (1,831,000)     (1,483,000)
                                                                  -----------    -----------       -----------     -----------
  Loss before extraordinary item                                   (8,073,000)    (5,762,000)      (22,561,000)    (20,780,000)
  Extraordinary item                                                 (317,000)           ---          (317,000)     (6,980,000)
                                                                  -----------    -----------       -----------     -----------
  Net loss applicable to common stockholders                      $(8,390,000)   $(5,762,000)     $(22,878,000)   $(27,760,000)
                                                                  -----------    -----------       -----------     -----------
                                                                  -----------    -----------       -----------     -----------
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
  Weighted average number of shares outstanding, net of
   treasury shares                                                 22,178,389     22,021,664        22,078,547      19,068,494
  Additional weighted average shares for assumed exercise
   of stock options, net of shares assumed to be repurchased
   with exercise proceeds                                                 ---            ---               ---         794,812
                                                                  -----------    -----------       -----------     -----------
  Weighted average number of shares outstanding                    22,178,389     22,021,664        22,078,547      19,863,306
                                                                  -----------    -----------       -----------     -----------
                                                                  -----------    -----------       -----------     -----------
NET LOSS PER COMMON SHARE APPLICABLE TO COMMON STOCKHOLDERS

  Loss before accretion and extraordinary item                    $     (0.34)   $     (0.24)      $     (0.94)    $     (0.97)
  Accretion of Series B preferred stock                                 (0.03)         (0.02)            (0.08)          (0.08)
                                                                  -----------    -----------       -----------     -----------
  Loss before extraordinary item                                        (0.37)         (0.26)            (1.02)          (1.05)
  Extraordinary item                                                    (0.01)           ---             (0.02)          (0.35)
                                                                  -----------    -----------       -----------     -----------
  Net loss applicable to common stockholders                      $     (0.38)   $     (0.26)      $     (1.04)    $     (1.40)
                                                                  -----------    -----------       -----------     -----------
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